UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Allin Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Allin Corporation

381 Mansfield Avenue

Suite 400

Pittsburgh, Pennsylvania 15220-2751

Notice of Annual Meeting of Stockholders

To be held May 18, 2006

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Allin Corporation (the “Company”) that will be held on Thursday, May 18, 2006 at 1:00 p.m. EDT, at the Company’s headquarters at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, for the following purposes, as set forth in the accompanying proxy statement:

1.	To elect six directors.

2.	To ratify the appointment of Malin, Bergquist & Company, LLP as independent public accountants for the Company for the year ending December 31, 2006.

3.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Board of Directors has established the close of business on March 31, 2006, as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement thereof.

YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

Your proxy may be revoked by you at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.

By order of the Board of Directors,

/s/ Dean C. Praskach
Dean C. Praskach
Secretary

April 13, 2006

Allin Corporation

Proxy Statement

General Information

This proxy statement is provided to the stockholders of Allin Corporation (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 18, 2006, at 1:00 p.m., EDT, at the Company’s headquarters at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, and any adjournments or postponements thereof. A form of proxy is enclosed for use at the annual meeting. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, for the ratification of the appointment of Malin, Bergquist & Company, LLP as the Company’s independent public accountants and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The persons named as proxies were selected by the Board of Directors and are presently members of executive management of the Company.

The Company’s executive offices are located at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, and its telephone number is (412) 928-8800. Proxy materials are first being mailed to stockholders beginning on or about April 14, 2006.

Shares Outstanding, Voting Rights and Vote Required

Only stockholders of record at the close of business on March 31, 2006 are entitled to vote at the annual meeting. The only classes of voting stock of the Company outstanding and entitled to vote at the annual meeting are as follows: its common stock, par value $.01 per share, of which 7,467,339 shares were outstanding as of the close of business on March 31, 2006, and its Series G Convertible Redeemable Preferred Stock, par value $.01 per share (“Series G Preferred Stock”), of which 150 shares were outstanding as of the close of business on March 31, 2006. The holders of Series G Preferred Stock are entitled to vote with the holders of common stock together as a single class on all matters submitted for a vote of the holders of common stock that do not require a separate class vote of the holders of common stock under the Company’s Certificate of Incorporation or applicable law. Each share of common stock issued and outstanding is entitled to one vote on matters properly submitted at the annual meeting. Each share of Series G Preferred Stock issued and outstanding is entitled to 5,295 votes on matters properly submitted at the annual meeting.

The presence, in person or by proxy, of the holders of shares of common stock and Series G Preferred Stock entitled to cast a majority of the votes on the matters to be presented at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and properly executed broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulating votes cast on proposals presented to stockholders, whereas broker non-votes are not. Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspector appointed for the meeting.

Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the annual meeting and entitled to vote on the election of directors. That is, the six nominees receiving the greatest number of votes will be elected. If a quorum is present, abstentions and broker non-votes will have no effect on the voting for the election of directors. Approval of the ratification of the appointment of independent public accountants for 2006 requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. If a quorum is present, broker non-votes will have no effect on the voting for the ratification of the appointment of independent public accountants, but abstentions will have the effect of a negative vote.

Stockholders of record voting by proxy may revoke that proxy at any time before it is voted at the annual meeting by delivering written notice to the Secretary of the Company before the vote is taken at the annual meeting, by delivering a proxy bearing a later date before the vote is taken at the annual meeting or by attending the annual meeting in person and casting a ballot contrary to the previously granted proxy. Stockholders whose shares are held in “street name” by a broker and who have instructed the broker to vote the shares must follow the directions received from the broker as to how to change their vote. Stockholders whose shares are held in “street name” by a broker and who wish to vote in person at the annual meeting must first obtain a legal proxy from their broker.

The Board of Directors recommends voting FOR the election of all nominees named herein to the Board of Directors or for a substitute nominee if any of the nominees named herein becomes unable or unwilling to serve and FOR the proposal to ratify the appointment of Malin, Bergquist & Company, LLP as the Company’s independent public accountants for 2006. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted FOR the election of the director nominees named herein, FOR the proposal to ratify the appointment of Malin, Bergquist & Company, LLP as the Company’s independent public accountants for 2006 and, on other matters presented for a vote, in accordance with the judgment of the person acting under the proxy.

Election of Directors

(Proposal 1)

The Board of Directors of the Company currently consists of six members, five of whom are independent non-employee directors. The Chairman, Chief Executive Officer and President of the Company is a member of the Board. All directors are elected for a one-year term and hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified. All executive officers serve at the discretion of the Board and are elected by the Board each year.

The persons named below have been designated by the Board of Directors as nominees for election as directors, for terms expiring at the 2007 Annual Meeting of Stockholders. All nominees currently serve as directors of the Company. Ages are given as of March 31, 2006.

Richard W. Talarico, age 50, became Chairman of the Board and Chief Executive Officer of the Company in July 1996 and was appointed President of the Company in May 2002. He has also served as a director of Allin Interactive Corporation, a subsidiary of the Company (“Allin Interactive”), since October 1994 and as Chairman of the Board and Chief Executive Officer of Allin Interactive since June 1996. Mr. Talarico has served as an officer and director of the Company’s other subsidiaries since their inception or acquisition by the Company. Mr. Talarico is a partner in The Hawthorne Group (“THG”), where he has been involved in numerous business ventures and has served in various financial and operating capacities since 1986. THG is a private investment and management partnership which invests through affiliates primarily in media and communications companies. Mr. Talarico is an officer of The Hawthorne Group, Inc. (“Hawthorne”), where he has served in various financial and operating capacities since 1991. Hawthorne provides management and administrative services to the business ventures in which THG invests.

Brian K. Blair, age 43, became a director of the Company in July 1996. Mr. Blair also served as Chief Operating Officer and Secretary of the Company from July 1996 until February 1998. Mr. Blair has served as a director of Allin Interactive since October 1994 and as a director of the Company’s other subsidiaries since their inception or acquisition by the Company. Mr. Blair also served as Vice President of Administration and Operations of Allin Interactive from October 1994 until June 1996 and as its President from June 1996 until February 1998. From 1999 to 2002, Mr. Blair served as Chief Executive Officer and as a director of Novair Media Corp., a niche market television media company. Mr. Blair currently serves as a director and President of Digital Media Corp., a video production and satellite communications company. Mr. Blair also currently is a director of Com-Tek Printing and Graphics, Inc., a commercial printing company.

Anthony L. Bucci, age 57, became a director of the Company in August 1998. Mr. Bucci is Chairman and Chief Executive Officer of MARC USA, Pennsylvania’s largest full-service marketing communications company. Mr. Bucci has served MARC USA in various capacities since 1970, including as President from September 1988 to February 1997, as Chief Executive Officer since March 1992 and as Chairman since February 1997. Mr. Bucci has supervised advertising and marketing for a range of clients in diverse industries, including specialty retailing, financial services, automotive, fashion, fast food, home centers, general merchandise and amusement parks.

William C. Kavan, age 55, became a director of the Company in July 1996 and has served as a director of Allin Interactive since October 1994. Mr. Kavan has also served as a director of certain of the Company’s other subsidiaries since their inception or acquisition by the Company. From 1984 to 1999, Mr. Kavan served as president of Berkely-Arm, Inc. (“Berkely”), the largest provider of revenue-generating passenger insurance programs for the cruise industry. Berkely has served various cruise line clients, including Carnival, Royal Caribbean, Princess and Norwegian. Mr. Kavan currently serves as a director of a number of privately-held businesses in the hospitality, digital imaging and personal services industries.

James S. Kelly, age 55, became a director of the Company in August 1998. Mr. Kelly founded KCS Computer Services, Inc. (“KCS”), now Allin Consulting of Pennsylvania, Inc., a subsidiary of the Company (“Allin Consulting-Pennsylvania”), in 1985 and served as its President and Chief Executive Officer prior to its acquisition by the Company in August 1998. Following the acquisition of KCS, the Company appointed Mr. Kelly as a director of the Company. Mr. Kelly was responsible for setting strategic direction for KCS, oversight of all KCS operations and direction of its finance and administration function. Mr. Kelly has been involved in the information technology field for over 25 years.

Anthony C. Vickers, age 56, became a director of the Company in November 1999. Mr. Vickers founded IT Services Development (“ITSD”) in 1998 and has served as principal of ITSD since its inception. ITSD is a management consulting firm that assists clients with projects ranging from strategic planning to acquisitions and customer satisfaction surveys. Mr. Vickers also currently serves as a director of Watchit Media, Inc., formerly Cotelligent, Inc. (since January 2004), a public company, and as a member of advisory boards for several entities, including the University of Southern California Integrated Media Systems Center (since November 1998), Bluecrane, Inc. (since November 2001) and MAKE Corp. (since January 2002). Mr. Vickers founded Computer People, a public information technology services organization, in 1972 and served as its Chief Executive Officer and President until November 1995 and as a director until March 1998. Mr. Vickers served as a director of PC Tutor Corporation, which provided computer training services to small and medium-sized businesses from 1998 to 2000. Mr. Vickers also served as a director of Computer Technology Associates, a provider of information technology services and E-government solutions to the federal and state governments, from January to October 2000, and as a member of the advisory board of Greenbrier & Russel, which specializes in E-business enabling, from August 1999 to August 2003.

There are no family relationships among the Company’s directors and executive officers.

The Board of Directors Recommends a Vote FOR

The Election of the Above Named Nominees

If you do not wish your shares to be voted for particular nominees, you may so indicate on the proxy. If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes proposed by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the annual meeting. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

Meetings and Committees of the Board of Directors

and Other Corporate Governance Matters

The business affairs of the Company are managed under the direction of the Board of Directors. During 2005, the Company’s Board of Directors held four meetings and took action by unanimous written consent in lieu of meetings fourteen times. In 2005, no incumbent director attended fewer than 75% of the total number of Board meetings and meetings of committees upon which he served during the period for which he served as a director.

The Board of Directors has established two committees, the Audit Committee and the Compensation Committee. The Board has no standing nominating committee.

The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), has sole authority to appoint or replace the Company’s independent auditor. The Audit Committee is directly responsible for the compensation and oversight of work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work. The independent auditor reports directly to the Audit Committee. The Audit Committee has adopted a written charter which was amended as of February 5, 2004 and was filed as Annex A to the Company’s proxy statement for its 2004 Annual Meeting of Stockholders. The Audit Committee is currently composed of two independent non-employee directors, James S. Kelly and Brian K. Blair. The Audit Committee met independently five times during 2005 and did not take any action by unanimous written consent in lieu of a meeting.

The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation and benefit policies and practices of the Company. The Compensation Committee is currently composed of two independent non-employee directors, Anthony L. Bucci and William C. Kavan. The Compensation Committee met and conferred with the other independent non-employee directors four times during 2005.

Nomination of Directors

The Company has no standing nominating committee or written policies, procedures or charter governing the nomination of director candidates except as set forth in the Company’s Bylaws and as discussed below. The Board of Directors believes that it does not need a separate nominating committee because the full Board is relatively small, has experienced limited turnover and has the time to perform the functions of selecting Board nominees. Each member of the Board of Directors participates in the consideration of director nominees. The Board of Directors consists of six members all of whom are “independent” as defined under applicable rules of the Securities and Exchange Commission (the “SEC”) and Nasdaq rules, except for Mr. Talarico who also serves as the Company’s Chief Executive Officer and President.

The Board of Directors identifies nominees for director by seeking suggestions as to potential candidates from the current directors. The Chairman of the Board presents any candidate suggested by a director or a stockholder for formal consideration and evaluation by the Board. The Board of Directors evaluates each nominee on a case-by-case basis and takes into account all factors it considers appropriate, including the independence, experience and judgment of the nominee. The Board of Directors believes the members of the Board should have the following attributes: business judgment, management experience, accounting and financial acumen, industry and technology knowledge, leadership ability, strategic vision and willingness to devote sufficient time to attend meetings and participate effectively on the Board of Directors.

The Board of Directors will consider stockholders’ recommendations for nominees for election to the Board of Directors. Generally such nominations must be submitted in writing to the Secretary of the Company at the Company’s principal offices located 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751 at least 90 days before the anniversary date of the immediately preceding annual meeting. For the 2007 Annual Meeting of the Stockholders, this means that a stockholder would have to submit his or her recommendation for nominees by February 16, 2007. The notice must provide information as required by the Company’s Bylaws, including but not limited to, a brief biographical sketch of the nominee, evidence of the nominee’s willingness to serve if elected, and evidence of the nominating person’s ownership of common stock of the Company. A copy of the Company’s Bylaw requirements will be provided upon request in writing to the Secretary at the principal offices of the Company. The deadline for submitting stockholder recommendations for nominees does not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at the meeting.

To date, the Company has not engaged any professional consultants or search firm to assist in the process of identifying and evaluating potential nominees for the position of director of the Company. Accordingly, no fees have been paid to any consultants or search firms in the past year.

Stockholder Communications with the Board of Directors

The Company does not have a formal policy by which stockholders may communicate directly with directors. The Audit Committee of the Board of Directors has considered, but has taken no action with respect to, the adoption of a formal “whistleblower” policy to establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. If the Audit Committee adopts such a policy in the future, the Board of Directors expects that all stockholders of the Company will be able to use the same procedures set forth in such a policy to communicate directly with the directors serving on the Audit Committee.

Until such time as the Board of Directors adopts a formal policy, any stockholder who wishes to send communications to the Board of Directors should deliver communications clearly identified as such to the attention of the Secretary of the Company at the principal executive offices of the Company located 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751. Currently, the Secretary does not screen this correspondence to determine which communications will be relayed to the Board members, but a majority of the independent directors may change this policy if they believe a change is necessary due to the nature and/or volume of the correspondence.

Director Attendance at Company Annual Meetings

It is the Company’s expectation that all members of the Board of Directors attend the Annual Meeting of Stockholders. Due to a late change in the date on which the Company’s 2005 Annual Meeting of Stockholders was held, the Directors were unable to attend the meeting.

Code of Ethics

In February 2004, the Company’s Board of Directors adopted a code of ethics, the Allin Corporation Business Conduct Guidelines (the “Allin BCG”), applicable to all of the Company’s employees, including its principal executive, financial and accounting officers. The Allin BCG was filed as Exhibit 14 to the Company’s Report on Form 10-K for the annual period ended December 31, 2004. In the event that the Company makes any amendment to, or grants any waiver of, a provision of the Allin BCG that applies to the principal executive, financial or accounting officer, or any person performing similar functions, that requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver, the nature of and reasons for it, along with the name of the person to whom it was granted and the date, on its Internet website, www.allin.com. No such waivers were granted during 2005.

Report of the Audit Committee of the Board of Directors

The Audit Committee is currently composed of two non-employee directors, James S. Kelly (Chairman) and Brian K. Blair. The Board of Directors has determined that each of Messrs. Kelly and Blair is “independent” as set forth in Nasdaq Marketplace Rule 4200(a)(15) and applicable rules of the SEC. In addition, the Board of Directors has determined that Mr. Kelly is an “audit committee financial expert,” as defined by SEC and Nasdaq rules. Because Mr. Kelly owned 20.7% of the outstanding common stock of the Company at the time of the Board’s independence determination conducted on March 1, 2006, he did not fall within the safe harbor position set forth under Rule 10A-3(e)(1)(ii)(A) promulgated by the SEC under the Exchange Act. This safe harbor position provides that a person holding 10% or less of a class of voting equity securities of an issuer will not be deemed to be an affiliate of such issuer but does not create a presumption that a person exceeding such ownership percentage is an affiliate. Under SEC rules, an audit committee member who is an affiliate of the issuer (other than through service as a director) cannot be deemed to be independent.

The Audit Committee operates in accordance with a written charter adopted by the Board of Directors. The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with Malin, Bergquist & Company, LLP, the Company’s auditors for the fiscal year ended December 31, 2005, any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks. The Audit Committee also pre-approved all audit, audit-related and permitted non-audit services provided by Malin, Bergquist & Company, LLP to the Company and the related fees for such services, and concluded that such services are compatible with the auditors’ independence. Such non-audit services were limited to tax compliance services during 2005.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” and discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2005 with management and the independent auditors. Management has primary responsibility for the preparation of the Company’s financial statements, and the independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its

Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC. The Audit Committee has also selected Malin, Bergquist & Company, LLP as the independent auditors for the Company and its subsidiaries for the fiscal year ending December 31, 2006. The Board of Directors has concurred in that selection and has presented the matter to the stockholders of the Company for ratification.

Respectfully Submitted,

James S. Kelly, Chairman
Brian K. Blair

Executive Officers

Information concerning Mr. Talarico, the Company’s Chairman, Chief Executive Officer and President, is included above in the biographical summaries of the nominees for director. Information with regard to the remaining executive officer of the Company who is not also a director follows:

Dean C. Praskach, age 48, has held the positions of Chief Financial Officer of the Company since May 1999, Secretary of the Company since March 1998 and Treasurer and Vice President-Finance of the Company since July 1997. Mr. Praskach is the Company’s principal financial and accounting officer. Mr. Praskach also served the Company as Director of Financial Planning from November 1996 to July 1997. Mr. Praskach has held the positions of Vice President-Finance and Treasurer of all of the Company’s subsidiaries since July 1997 or upon acquisition, if later, and was named Secretary of all of the Company’s subsidiaries in March 1998 or upon acquisition, if later. Mr. Praskach has served as a director since 1997 of Allin Holdings Corporation, a non-operating subsidiary of the Company that provides treasury management services to the Company. Mr. Praskach served both the Company and THG in a consulting capacity from February 1995 until joining the Company. From September 1989 through July 1994, he was employed at First Westinghouse Capital Corporation in various positions, where he was involved in equity and mezzanine financing of leveraged acquisitions.

Executive Compensation

Summary Compensation Table

The following table sets forth information concerning 2003, 2004 and 2005 compensation of the Chief Executive Officer and President and the other executive officer of the Company (collectively the “Named Executives”).

Annual Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($) (1)
Richard W. Talarico Chief Executive Officer and President	2005 2004 2003	$ $ $	175,000 175,000 175,000	$ $ $	12,000 20,000 80,000

Dean C. Praskach Chief Financial Officer, Vice President-Finance, Treasurer and Secretary	2005 2004 2003	$ $ $	145,000 145,000 145,000	$ $ $	8,000 10,000 40,000

(1)	Bonuses were earned in the year indicated, but paid in the subsequent year.

Employment Agreements

In February 2002, the Company entered into an amendment to an employment agreement with Mr. Talarico, which was effective as of January 1, 2001 and was subsequently amended in February 2004 such that the term of the agreement was extended through December 31, 2006. The employment agreement was further amended in December 2004 and July 2005. The annual salary as set forth in the employment agreement is $175,000, subject to permitted annual merit increases. On March 1, 2006, the Board of Directors implemented a $10,000 increase in Mr. Talarico’s annual salary to $185,000, retroactive to an effective date of January 1, 2006.

During the term of the employment agreement, Mr. Talarico is eligible to earn annual bonuses awarded at the discretion of the Compensation Committee and approved by the Board of Directors. The payment of any such annual bonus will be contingent upon the achievement of certain corporate and/or personal performance goals as determined by the Compensation Committee. The performance goals are approved by the Board of Directors and are designed to enhance stockholder value. To be eligible for a bonus for a particular year, Mr. Talarico must be employed by the Company on the last day of the calendar year for which the bonus is earned unless cessation of employment is due to death, disability (as defined in the agreement) or a change in control of the Company, or unless Mr. Talarico attained the performance goals for that year prior to year end. In the event of death or disability, a pro-rated portion of any bonus due will be awarded based on the performance of the Company annualized as of the date of cessation of employment. In December 2004, the Company and Mr. Talarico entered into an amendment to the employment agreement which deleted a provision of the agreement which would have entitled Mr. Talarico to a bonus in the event of a change in control of the Company, as defined in the employment agreement. The Board of Directors awarded a discretionary bonus of $12,000 to Mr. Talarico after consideration of the Company’s accomplishments in 2005. The bonus awarded for 2005 was paid in March 2006.

The employment agreement contains restrictive covenants prohibiting Mr. Talarico from competing with the Company or soliciting the Company’s employees or customers for another business during the term of the agreement and for a period of two years after termination or the end of the employment term.

The employment agreement provides that Mr. Talarico will be eligible to participate in the Company’s various stock plans. The employment agreement with Mr. Talarico does not, however, specify any minimum number of options to be awarded during the term of the agreement. Options granted to Mr. Talarico prior to February 13, 2001 vested on May 15, 2001. On July 7, 2005, the Board of Directors approved the grant of options to purchase 100,000 shares of the Company’s common stock to Mr. Talarico in recognition of the expiration of certain other options held by Mr. Talarico. The exercise price of the options granted was $0.25 per share, the closing price of the common stock as reported by the OTC Bulletin Board on the date of grant. Each option will vest ratably at 20% per year on the anniversary of issuance, subject to immediate vesting upon a change of control, as specified in Mr. Talarico’s employment agreement and summarized below.

The employment agreement provides that should Mr. Talarico’s employment by the Company be terminated without cause or in conjunction with or within one year after the occurrence of a change in control of the Company, Mr. Talarico will receive semi-monthly severance payments equal to the semi-monthly base salary payment which he was receiving immediately prior to such termination until the first anniversary of the date of termination. A change in control is defined in the employment agreement as a sale of all or substantially all of the Company’s assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 1, 2001, owns or controls 40% or more of the outstanding common stock. The employment agreement, as amended, also provides that in the event of termination of employment, whether voluntary or involuntary, in conjunction with or within one year after the occurrence of a change in control of the Company, Mr. Talarico will also have the right to convert each of his vested options to purchase the Company’s stock into the right to receive cash in an amount equal to the difference between the fair market value of the stock on the date the right is exercised and the exercise price of the option from which the right was converted. The rights may be exercised at any time prior to the final expiration date of Mr. Talarico’s options, notwithstanding the expiration of the options based on Mr. Talarico’s termination prior to such expiration date. In addition, Mr. Talarico’s options will automatically convert into such rights immediately prior to the day such options would otherwise terminate based on termination of Mr. Talarico’s employment without cause or in connection with a change of control of the Company.

The Company is currently reviewing its employment agreement with Mr. Talarico to determine whether amendment of the agreement may be required to ensure compliance with federal legislation under The American Jobs Creation Act, which was enacted in October 2004. This legislation includes major changes in the federal tax laws applicable to nonqualified deferred compensation plans that may affect the change in control provisions of the employment agreement. The Company anticipates that amendment of the employment agreement, if necessary, will be completed in 2006.

In June 2000, the Company entered into an employment agreement with Mr. Praskach, which was subsequently amended in February 2001, December 2004 and July 2005. The term of the employment agreement commenced June 23, 2000 and, pursuant to the terms of the 2004 amendment, will continue through June 23, 2010. The employment agreement permits annual merit increases to salary. On March 1, 2006, the Board of Directors implemented a $5,000 increase in Mr. Praskach’s annual salary to $150,000, retroactive to an effective date of January 1, 2006. Mr. Praskach is also eligible to receive a discretionary bonus for any annual period subject to approval by the Board of Directors. A discretionary bonus of $8,000 in respect of 2005 was awarded to Mr. Praskach and was paid in March 2006.

The employment agreement contains restrictive covenants prohibiting Mr. Praskach from competing with the Company or soliciting the Company’s employees or customers for another business during the term of the agreement and for a period of eighteen months after termination or the end of the employment term.

Mr. Praskach is eligible to receive stock options as may be awarded from time to time and under terms similar to options awarded to other employees under the Company’s stock plans. The employment agreement with Mr. Praskach does not, however, specify any minimum number of options to be awarded during the term of the agreement. On July 7, 2005, the Board of Directors approved the grant of options to purchase 25,000 shares of the Company’s common stock to Mr. Praskach in recognition of the expiration of certain other options held by Mr. Praskach. The exercise price of the options granted was $0.25 per share, the closing price of the common stock as reported by the OTC Bulletin Board on the date of grant. Options granted to date to Mr. Praskach will vest, except as noted below, at a rate of 20% of each award on each of the first five anniversary dates of any award. Pursuant to the February 2001 amendment to the employment agreement, options to acquire shares of common stock granted to Mr. Praskach under the Company’s stock plans prior to February 13, 2001 will, if not already vested, vest on the date of a change of control of the Company, defined as a sale of all or substantially all of the Company’s assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 1, 2001, owns or controls 40% or more of the outstanding common stock.

The employment agreement also provides that Mr. Praskach will be entitled to receive for up to one year following termination of employment by the Company without cause, semi-monthly severance payments equal to the semi-monthly base salary payment which he was receiving immediately prior to such termination until the earlier of the first anniversary of the termination or the date on which Mr. Praskach obtains other full-time employment. The employment agreement, as amended, also provides that in the event of termination of employment, whether voluntary or involuntary, in conjunction with or within one year after the occurrence of a change of control of the Company, Mr. Praskach will also have the right to convert each of his vested options to purchase the Company’s stock into the right to receive cash in an amount equal to the difference between the fair market value of the stock on the date the right is exercised and the exercise price of the option from which the right was converted. The rights may be exercised at any time prior to the final expiration date of Mr. Praskach’s options, notwithstanding the expiration of the options based on Mr. Praskach’s termination prior to such expiration date. In addition, Mr. Praskach’s options will automatically convert into such rights immediately prior to the day such options would otherwise terminate based on termination of Mr. Praskach’s employment in connection with a change of control of the Company. The December 2004 amendment to the employment agreement deleted a provision of the agreement which would have entitled Mr. Praskach to a bonus in the event of a change of control of the Company.

Stock Plans

In October 1996, the Board of Directors adopted the 1996 Stock Plan, and in April 1997, the Board of Directors adopted the 1997 Stock Plan, which was approved by the Company’s stockholders in May 1997. The Board of Directors subsequently approved reissuance of forfeited or expired option grants and restricted shares under the 1996 and 1997 Plans. In September 1998, the Board of Directors adopted the 1998 Stock Plan, which was approved by the Company’s stockholders in December 1998. The Board of Directors subsequently approved reissuance of forfeited or expired option grants and restricted shares under the 1998 Stock Plan, if any. In February 2000, the Board of Directors adopted the 2000 Stock Plan, which was approved by the Company’s stockholders in May 2000. The Board of Directors subsequently approved reissuance of forfeited or expired option grants and restricted shares under the 2000 Stock Plan, if any. All of the plans provide for awards of stock options, stock appreciation rights, restricted shares and restricted units to officers and other employees of the Company and its subsidiaries and to consultants and advisors (including non-employee directors) of the Company and its subsidiaries. The plans are administered by the Board of Directors which has broad discretion to determine the individuals entitled to participate in the plans and to prescribe conditions for eligibility such as the completion of a period of employment with the Company following an award. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including the award of stock options.

The number of shares originally designated for award under the Company’s 1996, 1997, 1998 and 2000 Stock Plans are 266,000, 300,000, 375,000 and 295,000, respectively. As of December 31, 2005, 18,501 shares of the Company’s common stock, which were originally issued as restricted shares under the 1996 Stock Plan, and 176,722, 281,806, 356,800 and 215,000 options to purchase shares of common stock under the 1996, 1997, 1998 and 2000 Stock Plans, respectively, were outstanding. In December 2004, the Company reserved a total of 39,444 and 11,112 shares under the 1996 and 1997 Stock Plans, respectively, for future contingent grants of stock options to certain employees associated with the management of Allin Consulting-Pennsylvania’s operations, if certain financial objectives were realized from Allin Consulting-Pennsylvania’s 2005 operations. Such financial objectives were not met and the shares are no longer reserved. As of December 31, 2005, 70,777, 18,194, 18,200 and 80,000 shares remained available for future grants under the 1996, 1997, 1998 and 2000 Stock Plans, respectively.

Option and Stock Appreciation Right Grants in Last Fiscal Year

The following table and its notes provide information concerning stock options and related stock appreciation rights granted to the Named Executives during 2005.

	Individual Grants					Grant Date Value
Name	Number of Securities Underlying Grants		% of Total Securities Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date	Grant Date Present Value $
Richard W. Talarico	100,000	(1)(3)	44.4%	$0.25	7/7/12	$20,000	(2)
Dean C. Praskach	25,000	(1)(3)	11.1%	$0.25	7/7/12	$5,000	(2)

(1)	Under the terms of the Company’s employment agreements, as amended, with Messrs. Talarico and Praskach, the options granted during 2005 to Messrs. Talarico and Praskach will vest at a rate of 20% on each of the first five anniversary dates of the awards, or earlier if not already vested, on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company’s assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 1, 2001, owns or controls 40% or more of the outstanding common stock. See the discussion under Employment Agreements above.
(2)	The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for 2005 grants to Named Executives.

Risk-free interest rate	3.625%
Expected dividend yield	0.0%
Expected life of options	7 yrs.
Expected volatility rate	90.3%

No adjustments were made for non-transferability or risk of forfeiture.

(3)	Pursuant to the Company’s current employment agreements, as amended, with Messrs. Talarico and Praskach, each Named Executive will have the right to convert each of his vested options, including vested portions of the options shown in the table, into the right to receive cash in an amount equal to the difference between the fair market value of the stock on the date the right is exercised and the exercise price of the associated option from which the right was converted. Each stock appreciation right becomes effective only upon conversion of the associated option held by the Named Executive in the event of a change in control of the Company (as defined in the respective employment agreements discussed above) and the respective Named Executive’s termination of employment, whether voluntary or involuntary, in conjunction with or within one year of a change in control of the Company. Each right may be exercised at any time prior to the final expiration date of the associated option notwithstanding the expiration of the option based on the Named Executive’s termination. The exercise prices of the stock appreciation rights are identical to the exercise prices of the options that would be converted, if any. There is uncertainty as to whether the events that could result in conversion of the Named Executives’ options into stock appreciation rights will occur at all or when they may occur. Due to these factors, no present value can be determined for stock appreciation rights separate from those estimated for the associated options.

Fiscal Year End Option and Related Stock Appreciation Right Values

The following table and its notes provide information concerning stock options and related stock appreciation rights held by the Named Executives at December 31, 2005. No options or related stock appreciation rights were exercised in 2005.

	Number of Securities Underlying Unexercised Options/SARS at Fiscal Year End (#) (1)		Value of Unexercised In-the-Money Options/SARS at Fiscal Year End ($) (1) (2)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard W. Talarico	160,000	100,000	—	$28,000
Dean C. Praskach	59,000	31,000	—	$7,000

(1)	Based on the December 31, 2005 bid price per share of common stock of $0.53, as quoted on the OTC Bulletin Board, and the various option exercise prices per share, options to purchase 100,000 and 25,000 shares of common stock, respectively, held by Messrs. Talarico and Praskach were in-the-money at December 31, 2005. However, none of the in-the-money options were exercisable at December 31, 2005. The various exercise prices and expiration dates with respect to the stock options held by the Named Executives are as follows:

Name	Options (#)	Exercise Price	Expiration Date
Richard W. Talarico	60,000	$3.25	3/1/06
	15,000	$4.50	1/3/07
	10,000	$1.91	8/8/07
	75,000	$1.25	1/5/08
	100,000	$0.25	7/7/12

Name	Options (#)	Exercise Price	Expiration Date
Dean C. Praskach	18,750	$3.25	3/8/06
	10,000	$4.81	11/11/06
	6,250	$4.00	2/16/07
	30,000	$1.25	1/5/08
	25,000	$0.25	7/7/12

(2)	Messrs. Talarico and Praskach were granted certain stock appreciation rights related to the options included in the table in footnote (1) above. The stock appreciation rights will only become effective upon conversion of the options. There is uncertainty as to whether the events that could result in conversion of the Named Executives’ options into stock appreciation rights, as described in footnote (3) to the table set forth under Option and Stock Appreciation Right Grants in Last Fiscal Year and under Employment Agreements above, will occur at all or when they may occur. Accordingly, none of the stock appreciation rights were exercisable as of December 31, 2005. Due to these factors, no present values can be determined for stock appreciation rights separate from those estimated for the associated options. Since the exercise prices of the stock appreciation rights are identical to the exercise prices of the associated options, stock appreciation rights to purchase 100,000 and 25,000 shares of common stock, respectively, held by Messrs. Talarico and Praskach were in-the-money at December 31, 2005.

Long-Term Incentive and Defined Benefit Plans

The Company does not have any long-term incentive or defined benefit plans.

Report on Repricing of Options and Stock Appreciation Rights

The Company has not adjusted or amended the exercise price of any stock options or stock appreciation rights previously awarded to any of the Named Executives during the last completed fiscal year.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including base salaries, bonuses and awards of stock options and other forms of incentive compensation. The Compensation Committee is currently composed of two independent, non-employee directors, Anthony L. Bucci and William C. Kavan. The Compensation Committee met and conferred with the other non-employee directors four times during 2005.

The Company’s compensation policies are intended to attract and retain people necessary to grow the business on a long-term basis, to encourage the creation and appreciation of stockholder value by providing incentives to employees to act as stockholders accountable for their own actions and the overall success of the Company, to link compensation levels to business results and to maintain an appropriate balance between base salary and short-and long-term compensation.

In determining the compensation of the Company’s chief executive officer and president and its other executive officer, factors taken into account include the Company’s performance under business conditions prevailing in the Company’s lines of business, contributions made by, or expected to be made by, the specific executive officer, the business area for which such officer is responsible and the compensation for other executives having similar background and experience.

The basic elements of each executive officer’s 2005 compensation were salary and incentive compensation in the form of a cash bonus and stock options. The Compensation Committee may award discretionary annual bonus payments, which the Compensation Committee believes should be tied to both short-and long-term performance of the Company as well as financial performance for stockholders. The Compensation Committee believes that the current level of salary compensation for the Company’s executive officers is fair compared to the salary compensation awarded to executive officers of companies of a similar size with publicly-traded stock that are in similar markets. The Compensation Committee recommended and oversaw the payment of cash bonuses and the issuance of options to acquire shares of the Company’s common stock to the executive officers of the Company based on the Company’s 2005 operating performance and the expiration without exercise of other options previously held by the officers. Specifically, the Compensation Committee considered the following factors in determining compensation for the Company’s chief executive officer and president and its other executive officer: the Company’s 2005 operating results in the face of a reduced number of ship builds by its Interactive Media clients, strong growth in the Company’s Pittsburgh and Northern California operations over the course of 2005 and the completion in the third quarter of 2005 of an acquisition in the Boston area that added technical consulting expertise in the financial services industry.

It remains the Compensation Committee’s intention to continue to utilize forms of compensation for the Company’s executive officers that favor long-term incentives so that such executives may benefit from any increase in the total enterprise value of the organization.

Mr. Talarico became Chief Executive Officer of the Company at the time of its formation in July 1996 and was appointed President of the Company in May 2002. Mr. Talarico and the Company entered into an amendment to his employment agreement in February 2004, which was made effective as of January 1, 2004, under which the terms of the expiring agreement were extended until December 31, 2006. Under the terms of the employment agreement as amended, Mr. Talarico was entitled to a base salary of $175,000 during 2005 and is entitled to receive annual merit increases. The Board of Directors awarded Mr. Talarico a merit increase on March 1, 2006 that increased his base salary to $185,000 effective as of January 1, 2006. Mr. Talarico’s base salary was $175,000 during the full year 2005. Mr. Talarico’s last increase in base compensation was June 1, 1998, at which time his base salary was increased to $175,000. Mr. Talarico received a cash bonus payment of $12,000 in March 2006, which was accrued on the Company’s financial statements during 2005. On July 7, 2005, the Board of Directors approved the grant to Mr. Talarico of options to purchase 100,000 shares of the Company’s common stock in recognition of his past performance and to provide a long term incentive closely aligned with the shareholders. The exercise price of the options granted was $0.25 per share, the closing price of the common stock as reported by the OTC Bulletin Board on the date of grant. Each option will vest ratably at 20% per year on the anniversary of issuance, subject to immediate vesting upon a change of control, as specified in Mr. Talarico’s employment agreement.

All employees of the Company and its subsidiaries, in addition to the Company’s executive officers, are eligible to participate in the Company’s 1996 Stock Plan, 1997 Stock Plan, 1998 Stock Plan and 2000 Stock Plan. As of March 31, 2006, 26 employees of the Company and its subsidiaries were participants under these plans.

Compensation Committee:
Anthony L. Bucci
William C. Kavan

Compensation of Directors

At the commencement of each year of service, each non-employee director is entitled to receive an option to acquire 5,000 shares of common stock at an exercise price equal to the closing price of the common stock on the date of the grant. The option grant will vest on the first anniversary of the date of the grant if the individual is serving as a director on that date. On February 24, 2005, Mr. Blair received an option grant to acquire 5,000 shares of common stock at the exercise price of $0.245 per share. On August 18, 2005, Messrs. Bucci and Kelly each received an option grant to acquire 5,000 shares of common stock at the exercise price of $0.32 per share. On November 17, 2005, Messrs. Kavan and Vickers each received an option grant to acquire 5,000 shares of common stock at the exercise price of $0.51 per share. On March 1, 2006, Mr. Blair received an option grant to acquire 5,000 shares of common stock at the exercise price of $0.60 per share.

Non-employee directors of the Company receive $2,500 for each Board of Directors’ meeting attended and $500 for each separate committee meeting attended on a date on which no full board meeting is held. Directors of the Company who are also employees do not receive additional compensation for attendance at Board and committee meetings. All directors are reimbursed for out-of-pocket expenses in connection with attendance at Board and committee meetings.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of two non-employee directors, William C. Kavan and Anthony L. Bucci.

On July 26, 2005, (1) Henry Posner, Jr. a beneficial holder of greater than five percent of the Company’s common stock, (2) Rosetta Capital Partners LP (“Rosetta”), an entity in which Thomas D. Wright, another beneficial holder of greater than five percent of the Company’s common stock, has an ownership interest, and (3) Churchill Group LLC (“Churchill”), an entity in which Mr. Kavan, a non-employee director and beneficial holder of greater than five percent of the Company’s common stock and a member of the Compensation Committee, has an ownership interest, purchased 180, 60, and 10 shares, respectively, of the Company’s Series H Redeemable Preferred Stock (“Series H Preferred Stock”) at a purchase price of $10,000 per share. In conjunction with the purchase of the Series H Preferred Stock, Mr. Posner, Rosetta and Churchill also received warrants to purchase 1,800,000, 600,000, and 100,000 shares, respectively, of the Company’s common stock at $1.00 per share. The warrants to purchase shares of the Company’s common stock expire on July 26, 2020. The Company is obligated to use its best efforts to register under the Securities Act of 1933, as amended (the “Securities Act”), the shares that may be obtained through exercise of the warrants if so requested in writing by the holders of at least 10% of the warrants. The warrant holders’ demand registration rights expire on July 26, 2010. The warrant holders also have certain piggy-back registration rights, in the event the Company requests registration of other shares, which expire on July 26, 2012.

Prior to its maturity on April 15, 2005, the Company had an outstanding note payable, with interest fixed at 7% per annum, in the principal amount of $1,000,000 related to the Company’s 1996 acquisition of Allin Corporation of California (“Allin Consulting-California”). Various interests in the note were held by beneficial holders of greater than five percent of the Company’s common stock, directors and executive officers and entities related to these parties. (1) Mr. Posner, (2) Rosetta, (3) Churchill, (4) Mr. Talarico, a director, executive officer and beneficial holder of greater than five percent of the Company’s common stock and (5) Mr. Praskach, an executive officer of the Company, respectively, owned $675,000, $250,000, $41,667, $16,667 and $16,667 portions of the note payable. The principal portions of the note, along with $53,200, $19,700, $3,300, $1,300 and $1,300, respectively, of accrued interest was paid to Mr. Posner, Rosetta, Churchill, Mr. Talarico and Mr. Praskach on April 15, 2005. Interest expense related to this note was approximately $21,000 for the year ended December 31, 2005. On March 14, 2002, Mr. Posner purchased the note and all of the Company’s outstanding Series F Convertible Redeemable Preferred Stock (“Series F Preferred Stock”), and related accrued interest and dividends, from Les D. Kent, the former sole shareholder of Allin Consulting-California, who was then a beneficial holder of greater than five percent of the Company’s common stock. On April 15, 2002, Mr. Posner sold portions of the purchased note and Series F Preferred Stock to the parties related to the Company as described above. Mr. Posner, Rosetta, Churchill, Mr. Talarico and Mr. Praskach own 675, 250, 41.67, 16.67 and 16.67 shares, respectively, of the Company’s Series F Preferred Stock. See Security Ownership of Certain Beneficial Owners and Management below.

On December 29, 2000, Messrs. Kavan, Talarico, Posner and Wright, who each beneficially owns greater than five percent of the Company’s common stock, and Mr. Praskach, an executive officer of the Company, purchased 10, 10, 113, 10 and 2 shares, respectively, of the Company’s Series G Convertible Redeemable Preferred Stock (“Series G Preferred Stock”) at a purchase price of $10,000 per share. If the Company issues any shares of common stock upon conversion of the Series G Preferred Stock, the holders of such shares, including Messrs. Kavan, Talarico, Posner, Wright and Praskach, will have certain piggy-back registration rights in the event the Company requests registration of other shares of common stock under the Securities Act. The holders’ piggy-back registration rights expire on December 29, 2007.

Security Ownership of Certain Beneficial Owners

The following table presents certain information as of March 15, 2006 as to the beneficial ownership of the common stock and Series G Convertible Redeemable Preferred Stock of the Company by each person or entity who is known to the Company to beneficially own more than five percent of the outstanding common stock and/or Series G Preferred Stock. Except as indicated, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them. The percentages in the table are rounded to the nearest tenth of a percent.

	Common Stock (1)			Series G Preferred Stock (1)
Name and Address of Stockholder	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)	Number of Shares	Percent of Class
Henry Posner, Jr. 381 Mansfield Avenue, Suite 500 Pittsburgh, PA 15220	5,619,709	(3)	50.2%	113	75.3%

James S. Kelly 2406 Oak Hurst Court Murrysville, PA 15668	1,567,816	(4)	22.4%	—	—

Emanuel J. Friedman 1001 19th Street North Arlington, VA 22209	1,254,677	(5)	18.0%	—	—

Friedman, Billings, Ramsey Group, Inc. and FBR Investment Management, Inc. 1001 19th Street North Arlington, VA 22209	1,159,677	(6)	16.6%	—	—

Richard W. Talarico 381 Mansfield Avenue, Suite 400 Pittsburgh, PA 15220	706,237	(7)	9.3%	10	6.7%

Thomas D. Wright 381 Mansfield Avenue, Suite 500 Pittsburgh, PA 15220	537,532	(8)	7.2%	10	6.7%

William C. Kavan 117 Brixton Road Garden City, NY 11530	498,739	(9)	6.8%	10	6.7%

(1)	The holders of common stock are entitled to one vote per share. Prior to any conversion into common stock, the holders of Series G Preferred Stock are entitled to 5,295 votes per share, and, generally, such stockholders will vote together with the holders of the common stock as a single class.
(2)	The number of shares of common stock and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Exchange Act, and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into common stock at the option of the holder currently or within 60 days of March 15, 2006, and that no other stockholder so converts. Each share of Series G Preferred Stock may currently be converted into 28,571 shares of common stock. The number of shares of common stock that may be acquired on conversion of one share of Series G Preferred Stock does not include any fraction of a share of common stock as no fractional shares may be issued upon conversion. However, the aggregate number of shares of common stock included in the table that may be acquired by any individual upon conversion of any series of preferred stock does reflect the cumulation of fractional shares, but excludes any remaining fractional share. Warrants issued in July 2005 in connection with the issuance of Series H Preferred Stock may be exercised to purchase common stock at $1.00 per share, until the expiration of the warrants on July 26, 2020. Information is provided in the footnotes below for each holder as to the number of shares of common stock included in the table for conversion of securities.
(3)	Includes 1,911,087 shares of common stock held by Mr. Posner and 101,000 shares held in a trust and a family foundation of which Mr. Posner and his wife are trustees and with respect to which shares Mr. Posner shares voting and investment power. Does not include 1,000 shares owned by Mr. Posner’s wife and 2,000 shares held by trusts of which Mr. Posner’s wife is a trustee. Includes 1,800,000 shares of common stock which may be acquired by exercise of warrants. Mr. Posner owns 113 shares of Series G Preferred Stock. The table includes 3,228,571 shares of common stock that may be acquired upon conversion of the Series G Preferred Stock.
(4)	Includes 1,542,816 shares of common stock held by Mr. Kelly and 35,000 shares of common stock which may be acquired by exercise of options.
(5)	Includes 314,181 shares of common stock held by Mr. Wright and 53,333 shares held by Rosetta Capital Partners LP (“Rosetta”), an entity of which Mr. Wright is a partner. Does not include 174,000 shares held by Mr. Wright’s spouse, 5,000 shares in her own name and 169,000 shares as trustee for various trusts. Includes 600,000 shares of common stock which may be acquired by exercise of warrants held by Rosetta. Mr. Wright owns 10 shares of Series G Preferred Stock. The number of shares includes 285,714 shares of common stock that may be acquired upon conversion of the Series G Preferred Stock.
(6)	Includes 90,800 shares of common stock held by Mr. Kavan and 8,889 shares held by Churchill Group LLC (“Churchill”), an entity in which Mr. Kavan holds an ownership interest. Includes 35,000 shares of common stock which may be acquired by exercise of options held by Mr. Kavan and 100,000 shares of common stock which may be acquired by exercise of warrants held by Churchill. Mr. Kavan owns 10 shares of Series G Preferred Stock. The table includes 285,714 shares of common stock that may be acquired upon conversion of the Series G Preferred Stock.
(7)	Includes 90,903 shares of common stock held by Mr. Talarico. Includes 100,000 shares of common stock which may be acquired by exercise of options. Mr. Talarico owns 10 shares of Series G Preferred Stock. The table includes 285,714 shares of common stock that may be acquired upon conversion of the Series G Preferred Stock.
(8)	As reported in Schedule 13G filed with the SEC on January 12, 2006, Barron Partners LP directly beneficially owns, with sole voting and dispositive power, 458,150 shares of common stock.
(9)	As reported in Schedule 13D filed with the SEC on August 4, 2005, David S. Ritchie directly beneficially owns, with sole voting and dispositive power, 428,900 shares of common stock.

Security Ownership of Management

The following table presents certain information as of March 15, 2006 as to the beneficial ownership of the common stock and Series G Convertible Redeemable Preferred Stock of the Company by (i) each director and Named Executive and (ii) all directors and executive officers as a group. Each Named Executive and certain directors also beneficially own shares of one or more series of non-voting preferred stock of the Company. Information as to such ownership is given in the notes to the table. Except as indicated, the persons named have sole voting and investment power with respect to all shares indicated as being beneficially owned by them. All percentages are rounded to the nearest tenth of a percent.

	Common Stock (1)			Series G Preferred Stock (1)
Name of Stockholder	Amount and Nature of Beneficial Ownership (2)		Percent of Class (2)	Number of Shares	Percent of Class
Richard W. Talarico 381 Mansfield Avenue, Suite 400 Pittsburgh, PA 15220	476,617	(3)	6.1%	10	6.7%

Dean C. Praskach 381 Mansfield Avenue, Suite 400 Pittsburgh, PA 15220	106,948	(4)	1.4%	2	1.3%

Brian K. Blair 2498 Monterey Court Weston, FL 33327	179,570		2.4%	—	—

Anthony L. Bucci 4 Station Square Suite 500 Pittsburgh, PA 15219	38,500		*	—	—

William C. Kavan 117 Brixton Road Garden City, NY 11530	520,403	(5)	6.6%	10	6.7%

James S. Kelly 2406 Oak Hurst Court Murrysville, PA 15668	1,577,816		21.0%	—	—

Anthony C. Vickers 1336 Via Romero Palos Verdes Estates, CA 90274	30,000		*	—	—

All directors and executive officers, as a group (7 persons) (6)	2,929,854		34.8%	22	14.7%

*	Less than one percent
(1)	The holders of common stock are entitled to one vote per share. Prior to any conversion into common stock, the holders of Series G Preferred Stock are entitled to 5,295 votes per share, and, generally, such stockholders will vote together with the holders of the common stock as a single class.
(2)	The number of shares of common stock and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Exchange Act, and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into common stock at the option of the holder currently or within 60 days of March 15, 2006, and that no other stockholder so converts. The numbers and percentages of shares owned assume that options that are currently exercisable or exercisable within sixty days of March 15, 2006 had been exercised as follows: Mr. Talarico – 100,000 shares; Mr. Praskach – 46,250 shares, Messrs. Blair, Bucci, Kavan and Kelly – 35,000 shares; Mr. Vickers – 30,000 shares, and all directors and executive officers as a group – 316,250 shares. The number of shares of the Company’s outstanding common stock held directly by directors and executive officers is as follows: Mr. Talarico – 90,903 shares, Mr. Praskach – 3,555 shares, Mr. Blair – 144,570 shares, Mr. Bucci – 3,500 shares, Mr. Kavan – 90,800 shares and Mr. Kelly – 1,542,816 shares. Each share of Series G Preferred Stock may currently be converted into 28,571 shares of common stock. The number of shares of common stock that may be acquired on conversion of one share of Series G Preferred Stock does not include any fraction of a share of common stock as no fractional shares may be issued upon conversion. The aggregate number of shares of common stock included in the table that may be acquired by any individual upon conversion of the Series G Preferred Stock does reflect the cumulation of fractional shares, but excludes any remaining fractional share. Warrants issued in July 2005 in connection with the issuance of the Series H Preferred Stock may be exercised to purchase common stock at $1.00 per common share, until the expiration of the warrants on July 26, 2020. Shares of Series C Redeemable Preferred Stock (“Series C Preferred Stock”), Series D Convertible Redeemable Preferred Stock (“Series D Preferred Stock”),, Series F Preferred Stock and Series H Preferred Stock are not convertible into shares of common stock. Information is provided in the footnotes below for each holder as to the number of shares of common stock included in the table for conversion of securities other than options for which information is given above in this footnote.
(3)	Mr. Talarico owns 10 shares of Series G Preferred Stock, representing 6.7% of the Series G Preferred Stock outstanding. The table includes 285,714 shares of common stock that may be acquired upon conversion of the Series G Preferred Stock. Mr. Talarico also owns 588, 300 and 16.66 shares, respectively, of Series C, D and F Preferred Stock, representing 2.4%, 10.9% and 1.7%, respectively of the Series C, D and F Preferred Stock outstanding.
(4)	Mr. Praskach owns 2 shares of Series G Preferred Stock, representing 1.3% of the Series G Preferred Stock outstanding. The table includes 57,143 shares of common stock that may be acquired upon conversion of the Series G Preferred Stock. Mr. Praskach also owns 16.67 shares of Series F Preferred Stock, representing 1.7% of the Series F Preferred Stock outstanding.
(5)	Includes 8,889 shares held by Churchill Group LLC (“Churchill”), an entity in which Mr. Kavan holds an ownership interest. Includes 100,000 shares of common stock which may be acquired by exercise of warrants held by Churchill. Mr. Kavan owns 10 shares of Series G Preferred Stock, representing 6.7% of the Series G Preferred Stock outstanding. The table includes 285,714 shares of common stock that may be acquired upon conversion of the Series G Preferred Stock. Mr. Kavan also owns 12,000 shares of Series C Preferred Stock, representing 48.0% of the Series C Preferred Stock outstanding, and 750 shares of Series D Preferred Stock, representing 27.3% of the Series D Preferred Stock outstanding. Churchill owns 41.67 shares of Series F Preferred Stock, representing 4.2% of the Series F Preferred Stock outstanding and 10 shares of the Series H Preferred Stock, representing 4.0% of the Series H Preferred Stock outstanding.
(6)	In addition to the shares of common stock and Series G Preferred Stock shown in the table, all directors and officers as a group own 12,588 shares of Series C Preferred Stock, representing 50.4% of the Series C Preferred Stock outstanding, 1,050 shares of Series D Preferred Stock, representing 38.2% of the Series D Preferred Stock outstanding, 75 shares of Series F Preferred Stock, representing 7.5% of the Series F Preferred Stock outstanding, and 10 shares of Series H Preferred Stock, representing 4.0% of the Series H Preferred Stock outstanding.

Certain Relationships and Related Transactions

Lease

The Company rents office space for its Pittsburgh operations on a month-to-month basis from Executive Office Associates (“EOA”). Henry Posner, Jr., a beneficial holder of greater than five percent of the Company’s common stock, and two of Mr. Posner’s sons and his spouse each own an indirect equity interest in EOA. The present arrangement has been in effect since a five-year lease for the office space expired January 31, 2002. At the conclusion of the lease, the Company’s landlord agreed to permit the Company to continue to occupy its present space under the month-to-month arrangement until such time as the landlord identifies an alternate tenant for the Company’s space. At that time, the Company will likely move to other space within the same building commensurate with its needs, or if such space is not available, space in another building. Aggregate rental payments under the current arrangement were $136,000 for the year ended December 31, 2005. Management believes rental payments under the current arrangement are on terms as favorable to the Company as could have been obtained from an unrelated party and reflect real estate market conditions as of early 2002, when the current arrangement was entered. Management believes the current arrangement benefits the Company as it has avoided a long-term lease commitment.

Services and Products Provided to Related Parties

During the fiscal year ended December 31, 2005, Allin Network Products, Inc., a subsidiary of the Company (“Allin Network”), provided technology infrastructure consulting services to Hawthorne. Richard W. Talarico, a director, executive officer and beneficial owner of greater than five percent of the Company’s common stock, is an officer of Hawthorne. Mr. Posner, two of Mr. Posner’s sons, and Thomas D. Wright, a beneficial holder of greater than five percent of the Company’s common stock, are shareholders of Hawthorne. Fees charged Hawthorne for the consulting services were $32,000 for the fiscal year ended December 31, 2005. Allin Network also sold less than $1,000 of computer hardware and networking equipment to Hawthorne during the fiscal year ended December 31, 2005. The Company believes its consulting fees and product charges are on terms substantially similar to those offered to unrelated parties.

During the fiscal year ended December 31, 2005, Allin Network provided technology infrastructure consulting services and Allin Consulting-Pennsylvania provided business process consulting services to Business Records Management, Inc. (“BRM”). Mr. Wright is a shareholder of BRM. Fees charged BRM for the consulting services were $13,000 by Allin Network and $10,000 by Allin Consulting-Pennsylvania, respectively, for the fiscal year ended December 31, 2005. Also during the fiscal year ended December 31, 2005, Allin Network sold $14,000 of computer hardware and networking equipment and Allin Consulting-Pennsylvania sold $14,000 of computer software to BRM. The Company believes its consulting fees and product charges are on terms substantially similar to those offered to unrelated parties.

See Compensation Committee Interlocks and Insider Participation under Executive Compensation in this proxy statement for additional information on transactions with related parties.

Proposal to Ratify the Appointment of Independent Public Accountants

(Proposal 2)

The Audit Committee of the Board of Directors has selected Malin, Bergquist & Company, LLP (“Malin, Bergquist”) as the independent public accountants to examine the financial statements of the Company and its subsidiaries for the year ending December 31, 2006. The Board of Directors has concurred in the Audit Committee’s selection and is presenting the matter to the stockholders of the Company for ratification at the annual meeting of the stockholders. Malin, Bergquist provided such services for the Company since its engagement on May 29, 2003.

A representative of Malin, Bergquist is expected to be present at the annual meeting for the purpose of making a statement, should he so desire, and to respond to appropriate questions.

Although ratification is not required, the Board of Directors is submitting the appointment of Malin, Bergquist to the Company’s stockholders for ratification as a matter of good corporate practice. Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Also, if the stockholders should not ratify the appointment of Malin, Bergquist, the Audit Committee of the Board of Directors will investigate the reasons for rejection by the stockholders and will reconsider the appointment.

Fees Billed by the Company’s Independent Accountants

The following disclosure of audit, audit-related and other fees pertains to fees billed by the Company’s independent accountants during the fiscal years ending December 31, 2004 and 2005.

Audit Fees

Aggregate audit fees billed by the Company’s independent auditors were $52,500 and $51,500 for the years ended December 31, 2005 and 2004, respectively. During the fiscal year ended December 31, 2005, Malin, Bergquist billed the Company $39,000 for audit services for the 2004 fiscal year, including review of the Company’s annual regulatory filing, and progress billed the Company $13,500 for audit services for the 2005 fiscal year including review services for the first three fiscal quarters of 2005 and review of related regulatory filings. During the fiscal year ended December 31, 2004, Malin, Bergquist billed the Company $39,000 for audit services for the 2003 fiscal year, including review of the Company’s annual regulatory filing, and progress billed the Company $12,500 for audit services for the 2004 fiscal year, review services for the first three fiscal quarters of 2004 and review of related regulatory filings. Malin, Bergquist’s proposed aggregate fees for audit services for the 2005 and 2004 fiscal years, including quarterly review services and review of related regulatory filings, are $63,000 and $51,500, respectively. The portion unbilled as of December 31, 2005 is expected to be billed in 2006.

Audit-Related Fees

Audit-related fees billed by the Company’s independent auditors during the year ended December 31, 2005 were $50,000, including $10,000 for audit services for the Company’s defined contribution retirement plan for the 2003 and 2004 plan years and $40,000 for audit services for the 2003 and 2004 fiscal years of CodeLab Technology Group, Inc., a subsidiary of the Company (“CodeLab”). During the year ended December 31, 2004, no bills were issued for audit-related services. Malin, Bergquist performed audit services for the Company’s defined contribution retirement plan for the 2003 plan year during 2004, and provided audit services for the 2004 plan year during 2005. However, Malin, Bergquist did not bill the proposed fees of $5,000 for the 2003 plan year services until 2005. The proposed fees of $5,000 for the 2004 plan year services were also billed in 2005. Malin, Bergquist has proposed fees for audit services for the retirement plan of $5,000 for the 2005 plan year. Upon the Company’s acquisition of CodeLab in July 2005, the Audit Committee of the Company’s Board of Directors engaged Malin, Bergquist to perform audit services for CodeLab’s two preceding annual fiscal periods, the years ended December 31, 2003 and 2004. The audit services related to CodeLab were performed in 2005.

Tax Fees

Aggregate tax fees billed by the Company’s independent auditors were $10,500 and $10,000 for the years ended December 31, 2005 and 2004, respectively. During each of the fiscal years, Malin, Bergquist billed the Company for tax compliance services relating to the prior fiscal year.

All Other Fees

During the fiscal year ended December 31, 2005, Malin, Bergquist billed the Company $2,700 for review of documentation prepared by the Company in preparation for the internal control reporting requirements of the Sarbanes-Oxley Act of 2002. During the fiscal years ended December 31, 2005 and 2004, respectively, Hill, Barth & King LLC, which served as the Company’s independent public accountants from April 4, 2002 until its dismissal by the Company on May 29, 2003, billed the Company $1,480 and $3,000 for review of the Company’s audited financial statements and annual regulatory reports for the fiscal years ending December 31, 2004 and 2003 in conjunction with its reissuance of its audit opinion related to the 2002 fiscal year for each annual regulatory report.

Audit Committee Policies and Procedures

The policy of the Company’s Audit Committee is to pre-approve audit, audit-related, tax and other permissible services to be performed by the Company’s principal accountant. The need for pre-approval of any services to be performed by the principal accountant is considered in setting the agendas for Audit Committee meetings, and review and approval of proposed fees is undertaken at the Audit Committee meetings as needed. If the principal accountant proposes time-based fees for any services, the Audit Committee will set a not-to-exceed limitation for fees, with subsequent pre-approval required for any fees above the previously set limit. In cases where pre-approval of services is necessary prior to the next scheduled Audit Committee meeting, approval will be determined by communication with Audit Committee members and documented through written consents in lieu of meetings.

The Audit Committee’s pre-approval policy was implemented as of May 6, 2003, as required by applicable regulations. All engagements of the independent accountant to perform audit and non-audit services since that date have been approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance.

The Board of Directors Recommends a Vote FOR

The Proposal to Ratify the Appointment of

Malin, Bergquist & Company, LLP as

The Company’s Independent Accountants

For the Year Ending December 31, 2006

Other Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any person who beneficially owns more than ten percent of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on the review of the copies of such reports, all such Section 16(a) filing requirements were timely met.

Annual Report

The Company has enclosed its Annual Report for the year ended December 31, 2005 with this proxy statement, which includes the Company’s 2005 Annual Report to the SEC on Form 10-K, without exhibits. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

Stockholder Proposals for the 2007 Annual Meeting

Any proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Company, 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, no later than December 15, 2006 in order to be included in the proxy materials for such meeting. It is suggested that a proponent submit any proposal by Certified Mail – Return Receipt Requested to the Secretary of the Company. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company’s 2007 proxy materials.

Any stockholder proposal that is not submitted for inclusion in the proxy materials for the 2007 Annual Meeting of Stockholders, but is instead sought to be presented directly at the 2007 annual meeting must be submitted in writing to the Secretary of the Company at the Company’s principal offices no later than February 19, 2007, and the notice must provide information as required by the Company’s Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to the Secretary at the principal offices of the Company.

Other Matters

The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of Proxies

All costs and expenses of this solicitation, including the cost of preparing and mailing this proxy statement will be borne by the Company. In addition to the use of the mails, certain directors, officers and regular employees of the Company may solicit proxies personally, or by mail, telephone, facsimile, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting materials to each beneficial owner of stock held of record by them, and the Company will reimburse them for their expenses in doing so. The Company has engaged National City Bank to coordinate the solicitation of proxies by and through such holders. The anticipated cost of such services is approximately $4,000 plus reimbursement of expenses.

By order of the Board of Directors,

/s/ Dean C. Praskach

Dean C. Praskach

Secretary

April 13, 2006

c/o National City Bank Corporate Trust Operations Locator 5352 P. O. Box 92301 Cleveland, OH 44101-4301

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

ê Please fold and detach card at perforation before mailing. ê

ALLIN CORPORATION This Proxy Is Solicited On Behalf Of The Board Of Directors

Dean C. Praskach and Richard W. Talarico, each with the power of substitution, are hereby authorized to vote all stock of Allin Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Allin Corporation to be held on Thursday, May 18, 2006, and at any postponements or adjournments thereof.

Dated: , 2006

(Signature)

(Signature, if held jointly)
Please sign this proxy exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or in another representative capacity, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Please Mark, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.

ê Please fold and detach card at perforation before mailing. ê

ALLIN CORPORATION	PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL 2.

1.	Election of Directors:

❑ FOR all nominees listed below	❑ WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for all nominees listed below

Nominees: Richard W. Talarico Brian K. Blair Anthony L. Bucci William C. Kavan James S. Kelly Anthony C. Vickers

A vote FOR all nominees is recommended by the Board of Directors

Instructions: To withhold authority for an individual nominee, draw a line through his name.

2.	Proposal to ratify the appointment of Malin, Bergquist & Company, LLP as independent public accountants for Allin Corporation for the fiscal year ending December 31, 2006.

❑ FOR	❑ AGAINST	❑ ABSTAIN

A vote FOR is recommended by the Board of Directors

3.	In their discretion, on such other business as may properly come before the meeting.

(Continued on other side)